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                                                 EXHIBIT 23.1

                CONSENT OF INDEPENDENT AUDITORS


           We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Corporation Stock Purchase and Loan Plan, as amended and restated February 14, 1996, as amended through July 10, 1996, of our report dated January 31, 1996, with respect to the consolidated financial statements of CSX Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 29, 1995, filed with the Securities and Exchange Commission.

                                      /s/ERNST & YOUNG LLP
                                      --------------------
Richmond, Virginia                    Ernst & Young LLP
July 25, 1996






































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